SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): December 16, 2004

Commission File Number: 000-030813

AlphaRx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0177440
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

168 Konrad Crescent, Suite 200
Markham, Ontario, Canada L3R 9T9
(Address of principal executive offices)

Registrant's telephone number, including area code: (905) 479-3245

ITEM 8.01. OTHER EVENTS.

On December 16, 2004, AlphaRx, Inc. issued a press release regarding the manufacturing of clinical materials for Indaflex clinical trials. The contract with Patheon Inc., related to the manufacture of test batches of Indaflex ™ for Phase I and Phase II clinical trials, has now been completed. A total of CDN $283,109 was charged by Patheon Inc. related to the contract and all required services and products were delivered as per contract terms. Once payments have been fully effected there will be no further obligations remaining between Patheon Inc. and AlphaRx Inc.

Copies of the Press Release and Service Proposal are attached as Exhibit 10.1 and Exhibit 10.2, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

10.1	Press release of the Company dated December 16, 2004.
10.2	Service Proposal Between Patheon Inc. and AlphaRx Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 27, 2005

/S/ Michael M. Lee
Michael M. Lee, President